Exhibit 10.25

October 30, 1997


                                ENGAGEMENT LETTER

Mr. Ralph Armijo
Chief Executive Officer
Navidec, Inc.
14 Inverness Drive, Building F, Suite 116
Denver, Colorado 80112

Dear Mr. Armijo:

     This engagement letter shall serve, to set forth the terms upon which Joseph Charles and Associates, Inc. ("JCA") will render Navidec, Inc. (the "Company") certain investment banking services. On the basis of several discussions held between JCA and the Company's respective representatives subject to the terms and conditions of paragraph 10 hereafter, JCA agrees to act as the Company's Placement Agent to assist the Company in a Private Placement Offering on a "best efforts" basis, pursuant to the following terms and conditions.

     1. Investment Banking Services. JCA shall act as the Company's investment banker and Placement Agent respecting matters relating to the financing of the Company's businesses, recapitalizations, mergers and acquisitions.

          a) The Company proposes to issue a Private Placement Memorandum ("PPM") for up to $2,500,000 of a proposed issue of securities to be determined at a later date by the Company and Joseph Charles & Associates, Inc. (the "Securities"). JCA, as the Company's investment banker, will market the Securities on a best efforts basis.

          b) The price per Unit shall be $4.50. Each Unit will consist of one share of common stock and one warrant to purchase a share of common stock.

          c) The warrants will carry identical terms to the publicly trading warrants.

     2. Terms. Our relationship shall commence upon the execution of this engagement letter.

     3.   Termination.

          (a) This management letter may be terminated by the Company for just cause upon 30 days written notice to JCA. In the event of termination, JCA will be entitled to all items of compensation (including any amounts deferred) payable to JCA pursuant hereto as of the date of termination.


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Navidec, Inc.
October 30, 1997
Page 2


          (b) JCA may terminate this agreement at any time, without notice, for cause. For purposes of this letter agreement, "cause" shall mean any breach of this engagement letter by the Company which is not cured within 30 days after written notice of such breach is given to the Company by JCA.

     4. Compensation to JCA. JCA shall receive the following items of compensation for the services rendered hereunder.

          (a) JCA will be entitled to a sales commission of ten percent (10 %) of the funds raised in the Private Placement.

          (b) In return for undertaking the Private Placement the Company agrees that at the closing of the Private Placement, JCA will receive five (5) year warrants to purchase an amount of units equal to ten percent (10%) of the units sold in this Private Placement. The shares underlying the warrants will have standard registration and piggyback rights and will be exercisable at the discretion of both parties.

          (c) In addition, if prior to consummation of the Private Placement, the Company merges or sells, all or substantially all of its assets, or sells a controlling block of stock and the offering contemplated hereby is abandoned by the Company, the undersigned shall be entitled to receive from the Company a cash fee of $80,000 or five percent (5 %) of the outstanding value (not to exceed $300,000) of the Company whichever is greater which the Company and JCA mutually agree is a fair measure of compensation to the JCA for the contemplated offering. Such cash fee shall be in addition to payment for expenses and fees discussed.

          (d) Pending completion of the Private Placement, the Company shall refrain from negotiation with any other underwriter or investment banker or other person regarding a possible private or public offering of the Company's securities.

          (e) In addition, brokers who place $100,000 or more in the securities shall receive five percent (5%) warrant participation.

     5. Expenses. The Company is responsible for the preparation of the PPM, legal, printing, and accounting expenses, as well as Blue Sky filing and registration fees.



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Navidec, Inc.
October 30, 1997
Page 3


          (a) JCA will incur expenses in connection with this offering including due diligence expenses, counsel, and other expenditures. In consideration of the undertaking by JCA to use its best efforts herein, the Company agrees to reimburse JCA for its expenses in an amount equal to three percent (3%) of the funds raised in the Private Placement for which JCA will not be required to account, of which $10,000 will be prepaid in the form of a deposit upon signing this engagement letter. The remaining amount is to be paid upon closing of the offering.

          (b) The Company will pay the expenses of a background search of the primary management members where necessary.

     6. Exclusive Agency. Unless waived, in writing, by JCA, JCA shall be the Company's exclusive agent respecting investment banking services required by the Company in the nature of those described herein.

          JCA shall have the right of first refusal on future private placement offerings for the Company, and the right of future negotiation on secondary public offerings. JCA will not be paid any fees or consideration for monies raised in any offering in which it chooses non-participation.

     7. Board Seat. JCA will be able to designate a mutually agreeable member to the board of directors for a period of five years.

     8. Representations & Indemnification. The Company represents and warrants to JCA that: the Company will not cause or knowingly permit any action to be taken in connection with the Private Placement which violates the Securities Act of 1933 or any state securities laws; the Company will cooperate with JCA so as to permit the Private Placement to be conducted in a manner consistent with the applicable state and federal securities laws; that all information and statements provided by the Company in the Private Placement Memorandum will be true and correct; that the Private Placement Memorandum will not be misleading or violative of the anti-fraud provisions of the Securities and Exchange Act of 1934; current Company management, as disclosed to JCA, will continue in place after the Private Offering for a reasonable period of time; there will be included in the Private Placement Memorandum financial statements of the Company for the last three fiscal years or for such shorter period as the Company was in existence and the latest unaudited comparative quarterly or other interim financial statements; the financial statements will fairly reflect the financial condition of the Company and the results of its operations at a time and for the periods covered by such financial statements, and such statements will be substantially as heretofore represented to the undersigned; the


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Navidec, Inc.
October 30, 1997
Page 4

          Company does not know of any facts adversely affecting in the Private Placement Memorandum; the Company has prepared and delivered to the undersigned its most recent estimate of sales, earnings, and cash flow and agrees to update those estimates on a monthly basis during the pendency of the Private Offering. The Company agrees to indemnify and hold JCA and its attorneys, accountants, agents and employees, officers and directors, free and harmless from any liability, cost and expense, including attorneys' fees in the event of a breach of this representation and warranty.

     9. Choice of Laws and Arbitration. This engagement letter shall be construed pursuant to the laws of the State of Florida. Any controversy arising hereunder shall be resolved by arbitration pursuant to the rule of the American Arbitration Association.

     10. Conditions of Performance by JCA. Notwithstanding anything on the contrary hereinabove set forth the performance of the obligations of JCA as provided in this Engagement Letter is specifically subject to and conditioned upon the following:

          a) successful completion of in depth investigative procedures to be conducted by JCA in respect to the Company, its operations and general performance, as well as its officers and directors (commonly referred to as "due diligence" procedures); and

          b)   results  of  the  due  diligence   procedures   employed  by  JCA
               satisfactory to JCA in its sole determination.

     If this engagement letter correctly sets forth our agreement, please so indicate by signing and returning the enclosed copy of this letter.

                                     Very  truly  yours,  JOSEPH
                                     CHARLES & ASSOCIATES, INC.

                                     By: /s/  Richard A. Rappaport
                                         ---------------------------------------
                                              Richard A. Rappaport
                                              Managing Director




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Navidec, Inc.
October 30, 1997
Page 5





Accepted and Agreed
this _____ day of ________________, 1997.


Navidec, Inc.



By:  /s/ Ralph Armijo
     ------------------------------------
         Ralph Armijo
         Chief Executive Officer





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